EXHIBIT 99.5

Analyst/Investors please contact:

Barry Zwarenstein, Iomega Corporation, (858) 314-7188

Media please contact:

Chris Romoser, Iomega Corporation, (858) 314-7148, romoser@iomega.com

IOMEGA REPORTS SECOND QUARTER 2003 RESULTS, OUTLINES PLAN TO RESTRUCTURE AND ANNOUNCES ONE-TIME CASH DIVIDEND OF $5 PER SHARE

SAN DIEGO, July 17, 2003 – Iomega Corporation (NYSE: IOM) today reported net income of $4.4 million, or $0.09 per diluted share, for the quarter ended June 29, 2003. Net income for the quarter was favorably impacted by the recording of $4.6 million of research tax credits. In comparison, second quarter 2002 net income was $11.5 million, or $0.22 per diluted share, which included a pre-tax $2.2 million reversal of restructuring charges as well as a $0.7 million decrease in the Company’s valuation allowance for net deferred tax assets.

Second quarter 2003 sales of $100.8 million decreased $44.4 million, or 30.6%, compared to second quarter 2002, due primarily to declining Zip product sales. The second quarter 2003 gross margin percentage was 34.1%, compared with 37.8% for the second quarter of the prior year. The decrease in the gross margin percentage was primarily due to a lower proportion of sales of higher margin Zip products. Operating expenses of $35.7 million decreased $2.8 million compared to $38.5 million during the same period in 2002 (2002 included a $2.2 million reversal of restructuring charges), but increased as a percentage of sales due to lower sales levels. During second quarter 2003, the Company had an operating loss of $1.4 million compared to operating income of $16.4 million in the prior year.

“I am pleased to announce that during the quarter we made significant progress on the development of our Digital Capture Technology (DCT) and Removable Rigid Disk (RRD) new product technologies, with the delivery of working prototypes to OEMs in the U.S. and Asia for evaluation in a variety of applications,” said Werner Heid, president and CEO, Iomega Corporation. “The initial response from potential customers has been encouraging. However, new annuity revenue streams from DCT and RRD, assuming we achieve our goals regarding successful completion of development, product launches and eventual market acceptance, are not expected until second quarter 2004. In the meantime, the continuing decline in the high margin core Zip business, combined with the substantial investments required for the new product technologies and our emerging Network Storage Systems (NSS) business, resulted in an operating loss for the second quarter. These adverse business trends on the Zip product line are expected to continue as is the need to invest additional funds to develop DCT and RRD and to expand our NSS business. Therefore, we have made the difficult business decision to restructure our operations to align our expenses with expected revenue levels with the goal to return the Company to operating profitability, while addressing current market opportunities and continuing to finance our future. The expected lower operating expenses will not be fully implemented until first quarter 2004, which makes it very unlikely that the Company will be able to achieve an operating profit before restructuring charges in third quarter 2003.”

The restructuring charges, expected to range between $20 million to $25 million, are anticipated to be recorded in the second half of 2003, with the majority being recorded in the third quarter. These charges will reflect expenses associated with the reduction in the Company’s worldwide workforce of approximately 200 employees; reimbursement of restructuring expenses incurred by strategic suppliers; lease expenses associated with unutilized facilities; termination of contractual obligations; asset write-downs and other miscellaneous charges. Substantially all of these charges are expected to be cash charges. The Company anticipates these actions will result in annual cost and expense reductions of approximately $35 million to $40 million as compared to first half 2003 run rates, when fully implemented in the first quarter of 2004.

The Company also announced that its Board of Directors declared a one-time cash dividend of $5.00 per share, to shareholders of record as of the close of business on September 15, 2003, to be paid on October 1, 2003. Based on the number of common shares outstanding as of June 29, 2003, the total amount of the dividend will be approximately $257 million. Shareholders are encouraged to consult with their own tax and financial advisors regarding the implications of this dividend on their individual circumstances.

“The Board of Directors, working closely with management, has for some time been actively exploring ways to improve shareholders’ return on the Company’s excess cash,” said David J. Dunn, Chairman of the Board. “We have looked at a myriad of opportunities, inside and outside the storage industry, domestically and internationally. While there have been a number of interesting opportunities, there have been none which met our twin goals of attractive returns and safety for shareholders. Considering this, and the recently reduced tax rate on dividends, the Board has decided to distribute the cash which it believes is not needed to run the business to shareholders. This dividend will provide the Company’s shareholders with a substantial cash amount from their investment in the Company, while at the same time allowing them to maintain the potential benefits of shareholder ownership in a company that has many strong assets, including a strong management team, well known brand and valuable intellectual property.  The Board has confidence in management's capabilities and in their dedication to do everything in their power to re-establish Iomega as a growth company and we believe they have the resources post-dividend to accomplish that goal.”

As required by the Company’s 1997 Stock Incentive Plan, an adjustment to reflect the dividend will be made to the approximately 1.9 million stock options outstanding under this plan. The outstanding options will be adjusted by reducing their exercise prices by an amount equal to the dividend (but in no event below $0.03 1/3 per share), effective as of the ex-dividend date. The Board of Directors also intends to recommend to the Company’s shareholders that they vote, at the 2004 Annual Meeting of Shareholders, to approve amendments to the Company’s 1995 Director Stock Option Plan, 1987 Stock Option Plan and 1987 Director Option Plan permitting a similar adjustment to be made to options outstanding under those plans. Unless such shareholder approval is obtained, no adjustment will be made to the options outstanding under those three plans.

Second quarter 2003 Zip product sales of $66.4 million decreased $47.8 million, or 41.9%, from second quarter 2002. Iomega’s second quarter 2003 Zip drive shipments were 0.6 million units, a decrease of 0.4 million units when compared to second quarter 2002. Second quarter 2003 Zip disk shipments were 3.3 million units, a decrease of 2.9 million units when compared to second quarter 2002. Second quarter 2003 Zip drive unit shipments to OEM customers of 0.3 million units decreased 0.2 million units from second quarter 2002 and represented 56% of total unit shipments in second quarter 2003 compared with 57% in second quarter 2002. The second quarter 2003 Zip product gross margin percentage of 45.9% increased slightly from 45.0% in the same period a year ago. Lower sales and gross margin dollars resulted in a second quarter 2003 Zip product profit margin (PPM) of $26.6 million compared to $40.5 million in 2002.

Second quarter 2003 Optical (CD-RW and DVD-RW) product sales of $18.9 million decreased $1.4 million from second quarter 2002 as the market for aftermarket, external CD-RW drives has declined. However, the expected decline in CD-RW revenue was partially offset by the successful introduction of our DVD-RW products. The second quarter 2003 Optical PPM was $1.5 million, compared to a product loss of $1.1 million in the prior year.

Other mobile and desktop storage product sales in second quarter 2003 were $11.4 million, a 62.4% increase compared to $7.0 million in second quarter 2002. Sales from external hard disk drive products totaled $7.4 million, compared with $6.4 million in second quarter 2002. Sales from Iomega Mini USB drives, introduced in the fourth quarter of 2002, reached $3.6 million, increasing 34% sequentially. PPM for other mobile and desktop storage products for the second quarter was $0.7 million compared to a product loss of $1.7 million in second quarter 2002.

Second quarter 2003 product sales from the discontinued Jaz® product line were $1.0 million, a decrease of $2.2 million from second quarter 2002. Jaz PPM in second quarter 2003 was $0.1 million compared to $1.0 million in second quarter 2002.

Second quarter 2003 NAS product sales of $3.1 million increased by $2.6 million compared to $0.5 million in second quarter 2002. The NAS product loss in second quarter 2003 was $4.2 million due to continued research and development and sales and marketing spending designed to broaden and refresh the product offering during second quarter 2003, other costs associated with the product refresh and under-absorbed operational overhead. This compared to a product loss of $0.9 million in second quarter 2002.

During second quarter 2003, the expenses incurred in connection with the new product technologies under development, DCT and RRD, were $6.1 million. The Company also capitalized an additional $0.5 million during the quarter, primarily for supplier tooling and manufacturing equipment. During the second half of 2003, the Company expects to incur a further $12 million to $15 million in expenses, and invest a further $8 million to $9 million in supplier tooling and manufacturing equipment, relating to DCT and RRD.

The Company’s total cash, cash equivalents, and temporary investments decreased by $8.4 million to $452.2 million during second quarter 2003.

Please refer to the attached supplemental information schedule for unit information by product line and revenue by region.

Conference Call Information

As previously announced, Iomega will host a conference call with simultaneous audio webcast beginning at 4:30 p.m. Eastern Time today to discuss Iomega’s second quarter results and the other items announced today. The webcast may be accessed at http://www.iomega.com and will be available for replay through the close of business on Thursday, July 31, 2003.

About Iomega

Iomega Corporation provides easy-to-use, high value storage solutions to help people protect, secure, capture and share their digital information. Iomega’s award-winning storage products include the popular Zip® 100MB, 250MB and 750MB drives, high-performance Iomega® HDD Portable Hard Drives, Iomega HDD Desktop Hard Drives, Iomega Mini USB Drives, Iomega external CD-RW drives, Iomega DVD drives and the Iomega Floppy USB-Powered Drive. Iomega simplifies data protection and sharing at home and in the workplace with Iomega® Automatic Backup software, Iomega Sync software, HotBurn® CD-recording software, and Active Disk™ technology. For networks, Iomega NAS servers offer capacities of 160GB to 1.4TB. For unlimited capacity and anytime, anywhere access, Iomega offers iStorage™, the secure online storage choice. Iomega also offers businesses and consumers a comprehensive data recovery services solution for recovering lost data due to hardware failure, file corruption or media damage. The Company can be reached at 1-888-4-IOMEGA (888-446-6342), or on the Web at www.iomega.com.

Special Note Regarding Forward-Looking Statements

The statements contained in this release regarding expected Zip product revenue declines, the plan to continue to broaden and expand NAS product offerings, the plan to develop DCT and RRD new products with the goal to achieve new revenue annuity streams in the second quarter of 2004, the amount and timing of restructuring charges, the Company’s plan and time frame to achieve annual cost reductions of $35 to $40 million as a result of restructuring, the Board’s confidence in the Company’s management, dedication and potential re-establishment of Iomega as a growth company, expected investments in DCT and RRD, and all other statements that are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements are based upon information available to Iomega as of the date hereof, and Iomega disclaims any intention or obligation to update any such forward-looking statements. Actual results could differ materially from the current expectations. Factors that could cause or contribute to such differences include unforeseen difficulties in implementing restructuring activities, the level of retail and OEM market acceptance of and demand for the Company's products, any rejection by customers of Iomega’s “destination storage” marketing concept or failure in implementation thereof, declining consumer confidence levels and general market demand for PCs and consumer electronics products, the Company's success in the timely producing and marketing of its products, increased acceleration of the revenue decline on the Zip product line, unanticipated consequences resulting from the lower cash balances within the Company as a result of paying the one-time cash dividend, the Company’s inability to achieve profitability on its NAS products, technical difficulties, delays and cost challenges on new products, competitive pricing pressures or a lack of market acceptance with respect to any of the Company’s new products, the failure to achieve OEM adoption on new products, any inability to maintain stringent quality assurance standards and enhanced customer service, availability of critical product components, the failure or delay of any sole source supplier, products and technology obsolescence, manufacturing and inventory issues, management turnover, intellectual property rights, competition, adverse final judgments in litigation, the business failure of any significant customer, general economic and/or industry-specific conditions and the other risks and uncertainties identified in the reports filed from time to time by Iomega with the U.S. Securities and Exchange Commission, including Iomega's most recent Form 10-Q and Annual Report on Form 10-K.

# # #

Copyright© 2003 Iomega Corporation. All rights reserved. Iomega, Zip, Jaz, HotBurn, Active Disk, iStorage, and ioLink are either registered trademarks or trademarks of Iomega Corporation in the United States and/or other countries. Certain other product names, brand names and company names may be trademarks or designations of their respective owners.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - QTD
(In thousands, except per share data)
(Unaudited)

                                                                      For the Three Months Ended
                                                  -------------------------------------------------------------------
                                                    June 29,      % of       June 30,    % of     March 30,   % of
                                                     2003        Sales        2002      Sales      2003      Sales
                                                  -----------  ----------  ----------- --------  --------- ----------
Sales                                               $100,802      100.0%     $145,208   100.0%   $106,182     100.0%
Cost of Sales                                         66,440       65.9%       90,262    62.2%     69,072      65.1%
                                                  -----------  ----------  ----------- --------  --------- ----------
   Gross margin                                       34,362       34.1%       54,946    37.8%     37,110      34.9%
                                                  -----------  ----------  ----------- --------  --------- ----------

Operating Expenses:
  Selling, general and administrative (a)             28,097       27.9%       31,838    21.9%     21,358      20.1%
  Research and development                             7,635        7.6%        8,885     6.1%      8,588       8.1%
  Restructuring reversals                                  0        0.0%       (2,181)   (1.5%)       (78)     (0.1%)
                                                  -----------  ----------  ----------- --------  --------- ----------
     Total operating expenses                         35,732       35.5%       38,542    26.5%     29,868      28.1%
                                                  -----------  ----------  ----------- --------  --------- ----------
Operating Income (Loss)                               (1,370)      (1.4%)      16,404    11.3%      7,242       6.8%
  Interest and other income and expense, net           1,161        1.2%        1,365     0.9%      1,888       1.8%
                                                  -----------  ----------  ----------- --------  --------- ----------
Income (Loss) Before Income Taxes                       (209)      (0.2%)      17,769    12.2%      9,130       8.6%
(Provision) Benefit for Income Taxes                   4,616        4.6%       (6,312)   (4.3%)    (3,817)     (3.6%)
                                                  -----------  ----------  ----------- --------  --------- ----------
Net Income                                            $4,407        4.4%      $11,457     7.9%     $5,313       5.0%
                                                  ===========  ==========  =========== ========  ========= ==========

Basic Earnings Per Share                               $0.09                    $0.22               $0.10
                                                  ===========              ===========           =========
Diluted Earnings Per Share                             $0.09                    $0.22               $0.10
                                                  ===========              ===========           =========
Weighted Average Common Shares Outstanding            51,329                   51,170              51,265
                                                  ===========              ===========           =========
Weighted Average Common Shares Assuming Dilution      51,355                   51,429              51,298
                                                  ===========              ===========           =========

(a) Q1 2003 selling, general and administrative expenses included a favorable net legal settlement of $6 million.

PRODUCT SALES AND PROFIT MARGINS - QTD
(In thousands)
(Unaudited)

                                                                      For the Three Months Ended
                                                  -------------------------------------------------------------------
                                                     June 29,      % of       June 30,    % of     March 30,   % of
                                                       2003        Sales        2002      Sales      2003      Sales
                                                  -----------  ----------  ----------- --------  --------- ----------
Sales:
  Mobile and Desktop Storage:
     Zip                                             $66,444       65.9%     $114,281    78.7%    $73,309      69.0%
     Optical (1)                                      18,852       18.7%       20,277    14.0%     15,346      14.5%
     Jaz                                               1,023        1.0%        3,239     2.2%      1,884       1.8%
     PocketZip                                            13        0.0%         (107)   -0.1%        107       0.1%
     Other mobile and desktop storage products        11,389       11.3%        7,014     4.8%     13,256      12.5%
   Network storage products (2)                        3,081        3.1%          504     0.3%      2,280       2.1%
                                                  -----------              -----------           ---------
        Total Sales                                 $100,802                 $145,208            $106,182
                                                  ===========              ===========           =========

Product Profit Margin (Loss):
  Mobile and Desktop Storage:
     Zip                                             $26,558                  $40,484             $29,356
     Optical (1)                                       1,464                   (1,106)                235
     Jaz                                                  67                    1,007               1,263
     PocketZip                                           (38)                    (415)                191
     Other mobile and desktop storage products           695                   (1,678)               (113)
   Network storage products (2)                       (4,173)                    (916)             (4,044)
   New technologies (3)                               (6,081)                  (1,876)             (4,858)
                                                  -----------              -----------           ---------
        Total Product Profit Margin                   18,492                   35,500              22,030
Common:
   General corporate expenses                        (19,862)                 (21,277)            (14,866)
   Restructuring reversals                                 0                    2,181                  78
   Interest and other income and expense, net          1,161                    1,365               1,888
                                                  -----------              -----------           ---------
Income (Loss) Before Income Taxes                      ($209)                 $17,769              $9,130
                                                  ===========              ===========           =========

(1) Optical consists of CD-RW drives and the Company's new DVD products which began shipping in limited volumes in Q1 2003.
    Therefore, the majority of the Q1 2003 amounts resulted from CD-RW.
(2) Network storage products were previously presented in Other products prior to 2003.  2002 amounts have been restated
    for consistent presentation.
(3) New technologies were previously presented in general corporate expenses prior to 2003.  2002 amounts have been restated
    for consistent presentation.

IOMEGA CORPORATION
CONDENSED STATEMENTS OF OPERATIONS - YTD
(In thousands, except per share data)
(Unaudited)

                                                            For the Six Months Ended
                                                  ---------------------------------------------
                                                   June 29,      % of       June 30,    % of
                                                     2003        Sales        2002      Sales
                                                  -----------  ----------  ----------- --------
Sales                                               $206,984      100.0%     $324,105   100.0%
Cost of Sales                                        135,512       65.5%      196,633    60.7%
                                                  -----------  ----------  ----------- --------
   Gross margin                                       71,472       34.5%      127,472    39.3%
                                                  -----------  ----------  ----------- --------

Operating Expenses:
  Selling, general and administrative                 49,455       23.9%       69,338    21.4%
  Research and development                            16,223        7.8%       17,529     5.4%
  Restructuring reversals                                (78)      (0.0%)      (2,181)   (0.7%)
                                                  -----------  ----------  ----------- --------
     Total operating expenses                         65,600       31.7%       84,686    26.1%
                                                  -----------  ----------  ----------- --------
Operating Income                                       5,872        2.8%       42,786    13.2%
  Interest and other income and expense, net           3,049        1.5%        1,581     0.5%
                                                  -----------  ----------  ----------- --------
Income Before Income Taxes                             8,921        4.3%       44,367    13.7%
(Provision) Benefit for Income Taxes                     799        0.4%       (1,701)   (0.5%)
                                                  -----------  ----------  ----------- --------
Net Income                                            $9,720        4.7%      $42,666    13.2%
                                                  ===========  ==========  =========== ========

Basic Earnings Per Share                               $0.19                    $0.83
                                                  ===========              ===========
Diluted Earnings Per Share                             $0.19                    $0.83
                                                  ===========              ===========
Weighted Average Common Shares Outstanding            51,297                   51,226
                                                  ===========              ===========
Weighted Average Common Shares Assuming Dilution      51,316                   51,407
                                                  ===========              ===========

PRODUCT SALES AND PROFIT MARGINS - YTD
(In thousands)
(Unaudited)

                                                           For the Six Months Ended
                                                  ---------------------------------------------
                                                   June 29,      % of       June 30,    % of
                                                     2003        Sales        2002      Sales
                                                  -----------  ----------  ----------- --------
Sales:
  Mobile and Desktop Storage:
     Zip                                            $139,753       67.5%     $257,347    79.4%
     Optical (1)                                      34,198       16.5%       42,874    13.2%
     Jaz                                               2,907        1.4%        9,112     2.8%
     PocketZip                                           120        0.1%          (88)    0.0%
     Other mobile and desktop storage products        24,645       11.9%       14,249     4.4%
   Network storage products (2)                        5,361        2.6%          611     0.2%
                                                  -----------              -----------
        Total Sales                                 $206,984                 $324,105
                                                  ===========              ===========

Product Profit Margin (Loss):
  Mobile and Desktop Storage:
     Zip                                             $55,914                  $97,796
     Optical (1)                                       1,699                   (1,037)
     Jaz                                               1,330                    2,951
     PocketZip                                           153                      322
     Other mobile and desktop storage products           582                   (5,905)
   Network storage products (2)                       (8,217)                  (1,589)
   New technologies (3)                              (10,939)                  (2,997)
                                                  -----------              -----------
        Total Product Profit Margin                   40,522                   89,541

Common:
   General corporate expenses                        (34,728)                 (48,936)
   Restructuring reversals                                78                    2,181
   Interest and other income and expense, net          3,049                    1,581
                                                  -----------              -----------
Income Before Income Taxes                            $8,921                  $44,367
                                                  ===========              ===========

(1) Optical consists of CD-RW drives and the Company's new DVD products which began shipping in limited volumes in Q1 2003.
    Therefore, the majority of the Q1 2003 amounts resulted from CD-RW.
(2) Network storage products were previously presented in Other products prior to 2003.  2002 amounts have been restated
    for consistent presentation.
(3) New technologies were previously presented in general corporate expenses prior to 2003.  2002 amounts have been restated
    for consistent presentation.

IOMEGA CORPORATION
CONDENSED BALANCE SHEETS
(In thousands)
(Unaudited)

                                                   June 29,    June 30,    March 30,
                                                     2003        2002         2003
                                                  -----------  ----------  -----------
ASSETS:
  Cash and cash equivalents                         $188,759    $271,146     $174,064
  Restricted cash                                        200       1,921          200
  Temporary investments                              263,270      99,046      286,395
  Trade receivables                                   36,371      53,897       32,316
  Inventories                                         32,887      36,103       35,098
  Deferred taxes                                      20,253      30,771       23,670
  Other current assets                                11,550      31,841       12,963
                                                  -----------  ----------  -----------
      Total Current Assets                           553,290     524,725      564,706
  Property, plant and equipment (net)                 15,839      49,259       16,976
  Intangible and other assets                         17,350      19,980       17,871
                                                  -----------  ----------  -----------
                                                    $586,479    $593,964     $599,553
                                                  ===========  ==========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Accounts payable                                   $33,351     $35,353      $37,357
  Other current liabilities                           81,935     120,805       89,691
                                                  -----------  ----------  -----------
      Total Current Liabilities                      115,286     156,158      127,048
  Deferred taxes                                      48,237      16,863       54,352
  Long-term liabilities                                1,358       2,131        1,301
  Stockholders' equity                               421,598     418,812      416,852
                                                  -----------  ----------  -----------
                                                    $586,479    $593,964     $599,553
                                                  ===========  ==========  ===========

CONDENSED STATEMENTS OF CASH FLOWS - YTD
(In thousands)
(Unaudited)

                                                               For the Six Months Ended
                                                               -----------------------
                                                                June 29,     June 30,
                                                                  2003         2002
                                                               ----------  -----------
Cash Flows from Operating Activities:
   Net Income                                                     $9,720      $42,666
   Non-Cash Revenue and Expense Adjustments                        7,614       30,755
                                                               ----------  -----------
                                                                  17,334       73,421
   Changes in Assets and Liabilities:
      Trade receivables                                           19,809       37,430
      Restricted cash                                              3,600        2,223
      Inventories                                                  7,638       18,058
      Other current assets                                         3,498       (2,250)
      Accounts payable                                           (26,780)     (33,197)
      Accrued restructuring                                         (886)      (9,355)
      Other current liabilities and income taxes                 (16,815)     (31,773)
                                                               ----------  -----------
         Net cash provided by operating activities                 7,398       54,557
                                                               ----------  -----------

Cash Flows from Investing Activities:
   Purchases of property, plant and equipment                     (3,413)      (5,575)
   Sales of temporary investments                                407,387       97,742
   Purchases of temporary investments                           (463,908)     (92,401)
   Net change in other assets and other liabilities                 (558)         270
                                                               ----------  -----------
       Net cash (used in) provided by investing activities       (60,492)          36
                                                               ----------  -----------

Cash Flows from Financing Activities:
   Proceeds from sales of Common Stock                               334           91
   Net payments on leases and other obligations                        0         (563)
   Purchases of Common Stock                                           0       (2,924)
                                                               ----------  -----------
       Net cash provided by (used in) financing activities           334       (3,396)
                                                               ----------  -----------
Net Increase (Decrease) in Cash and Cash Equivalents             (52,760)      51,197
Cash and Cash Equivalents at Beginning of Period                 241,519      219,949
                                                               ----------  -----------
Cash and Cash Equivalents at End of Period                      $188,759     $271,146
                                                               ==========  ===========

IOMEGA CORPORATION
Supplemental Information
Second Quarter 2003
(Unaudited)

                                                           Revenue by Region
($Millions)                                         Q2 2003           Q2 2002        Yr/Yr Change        Q1 2003   Qtr/Qtr Change
---------------------------------------------------------------------------------------------------------------------------------
Americas                                              $62               $97              ($35)              $65              ($3)
Europe                                                $30               $34               ($4)              $32              ($2)
Asia                                                   $9               $14               ($5)               $9               $0
                                          ---------------------------------------------------------------------------------------
Total Revenue                                        $101              $145              ($44)             $106              ($5)

                                              Regional Revenue as a Percentage of Total Revenue
                                                    Q2 2003           Q2 2002                             Q1 2003
------------------------------------------------------------------------------------------------------------------
Americas                                              61%               67%                                 61%
Europe                                                30%               23%                                 30%
Asia                                                   9%               10%                                  9%
                                          ----------------------------------                          ------------
Total Revenue                                        100%              100%                                100%

                                                                             Product Platform Data
                                                                       (in thousands, except for NAS units)
                                                   Q2 2002           Q3 2002           Q4 2002           Q1 2003          Q2 2003
---------------------------------------------------------------------------------------------------------------------------------
Mobile and Desktop Storage Systems
     Zip Drive Unit                                   969             1,015               949               600              621
     Unit Change Yr/Yr                               (20%)             (21%)             (24%)             (46%)            (36%)
     Iomega OEM                                       550               571               462               289              348
     OEM Unit Change Yr/Yr                           (18%)             (21%)             (28%)             (49%)            (37%)
     Iomega OEM %                                     57%               56%               49%               48%              56%
     Zip Disk Units                                 6,262             6,789             5,685             4,676            3,351
     Unit Change Yr/Yr                               (27%)               2%              (23%)             (49%)            (46%)

     Jaz Disk Units                                    54                34                35                24               14
     Unit Change Yr/Yr                               (59%)             (67%)             (73%)             (67%)            (74%)

     Iomega Optical Drive Units                       179               128               219               159              173
     Unit Change Yr/Yr                               (24%)             (13%)               4%                2%              (3%)

     Peerless Drive Units                               8                 5                 6                 4                2
     Unit Change Yr/Yr                               (27%)             (74%)             (68%)             (75%)            (75%)
     Peerless Disk Units                               21                13                13                 8                2
     Unit Change Yr/Yr                                50%              (28%)             (50%)             (64%)            (90%)

     Hard Disk Drive (HDD) Units                       18                23                61                61               39
     Unit Change Yr/Yr                                                                                                      117%

     Mini USB Drive Units                             N/A               N/A                 6                41               56

Network Storage Systems

     NAS Units                                        693               979             1,633             1,273            1,618
     Unit Change Yr/Yr                                                                                                      133%